Exhibit 5.1

JuNeng Technology Limited	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/CLE/512212.00001

24 June 2026

JuNeng Technology Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act). The Registration Statement relates to the offering (the Offering) of 6,250,000 Ordinary Shares of US$0.0001 par value each (the Offering Shares), together with an underwriter’s over-allotment option for a period of 45 days after the closing of the Offering for the underwriters to purchase additional Ordinary Shares in the amount of up to an aggregate of 10% of the total number of the Ordinary Shares to be offered by the Company pursuant to the Offering (collectively, the IPO Shares).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined in below). The headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 29 February 2024 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the memorandum and articles of association of the Company filed with the Registrar on 29 February 2024 (the Memorandum and Articles);

(c)	a certificate of good standing dated 18 June 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company provided to us on 18 June 2026 (the ROD);

Ogier
Providing advice on British Virgin Islands,
Cayman Islands and Guernsey laws	Partners
	Nicholas Plowman	Yuki Yan
Floor 11 Central Tower	Nathan Powell	David Lin
28 Queen’s Road Central	Anthony Oakes	Alan Wong
Central	Oliver Payne	Janice Chu
Hong Kong	Kate Hodson	Zhao Rong Ooi
	David Nelson	Rachel Huang**
T +852 3656 6000	Joanne Collett	Florence Chan*‡	* admitted in New Zealand
F +852 3656 6001	Dennis Li	Richard Bennett**‡	** admitted in England and Wales
ogier.com	Cecilia Li	James Bergstrom‡	‡ not ordinarily resident in Hong Kong

(e)	the register of members of the Company provided to us on 18 June 2026 (the ROM, and together with the ROD, the Registers);

(f)	a certificate from a director of the Company dated on the date hereof as to certain matters of facts (the Director’s Certificate);

(g)	a copy of the written resolutions of all the directors of the Company dated 7 February 2025 approving, among other things, the Company’s filing of the Registration Statement and issuance of the IPO Shares (the Board Resolutions); and

(h)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolutions remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(h)	the maximum number of IPO Shares to be issued by the Company would not exceed the Company’s authorised share capital and the consideration payable for each IPO Share shall be no less than the par value of US$0.0001 each; and

(i)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised share capital

(b)	The authorised share capital of the Company is US$20,000 divided into 200,000,000 ordinary shares of a nominal or par value of US$0.0001 each.

Valid issuance of shares

(c)	The issuance and allotment of the IPO Shares have been duly authorised and, when issued and allotted in accordance with the Registration Statement and the duly passed Board Resolutions and once consideration is paid for in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the IPO Shares set against their respective names.

Registration statement - taxation

(d)	The statements contained in the Registration Statement in the sub-section headed “Cayman Islands Taxation”, insofar as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

4.4	In this opinion, the phrase “non-assessable” means, with respect to the Class A Ordinary Shares of the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Class A Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the IPO Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier